Exhibit10(m)

                                AGREEMENT BETWEEN
                       ELECTRONIC DATA SYSTEMS CORPORATION
                                       AND
                            LESTER M. ALBERTHAL, JR.


     This Agreement between the Company (hereinafter defined) and Lester M. Alberthal, Jr. ("Executive") is entered into on August 6, 1998 (the "Effective Date").

                                   I. RECITALS

1. Executive was employed by the Company in 1968, became an officer in 1974, president in 1986, chief executive officer in 1987 and chairman of the board in 1988. During this period the Company has overcome the departure of Mr. Perot and has grown to approximately $17 billion in revenue with operations in forty four countries and completed its separation from General Motors. From the date of this Agreement until the election of a new chief executive officer of the Company, the Company desires that Executive undertake unique duties critical to the Company and its future in addition to his current duties. After election of a new chief executive officer, Executive will remain with the Company as an employee or consultant, as applicable, until March 31, 2004.

2. It is the desire of both parties that the remainder of Executive's employment at the Company, and his subsequent retirement from the Company, be conducted in an amicable manner and without undue prejudice to either party.

3. During his tenure at the Company, Executive has been entrusted with, acquired, or developed substantial knowledge and expertise of a special nature relating to the business, financial and functional areas of the Company, as well as other information and knowledge concerning the Company and its internal business affairs. As an executive of the Company and in such capacity Executive has obtained trade secrets, and highly confidential business, technological, customer, and strategic information, as well as business and other information relating to internal affairs of the Company.

4. As set forth below, the Company is providing the Executive benefits of substantial value under this Agreement, and Executive agrees to be strictly bound by the terms hereof.

       THEREFORE, in order to set forth the terms, conditions and covenants upon which the parties have agreed, the Company and Executive agree as follows:

                             II. CERTAIN DEFINITIONS

1. "Company" shall mean Electronic Data Systems Corporation, a Delaware corporation, and all of its direct and indirect subsidiaries and affiliated entities and successors and assigns thereof.

2. "Company Information" shall mean all business information, financial information, technological information, intellectual property, trade secrets, customer and other information belonging to the Company or relating to the Company's internal affairs, or information relating to its business, technology and customers which is not readily available to the general public.

3. "Participate" shall mean lending one's name to, acting as a consultant or advisor to, being retained or employed by, or acquiring any direct or indirect interest in any business or enterprise, whether as a stockholder, partner, officer, director, employee or otherwise (other than by ownership of less than five percent of the stock of a publicly-held corporation).

                                   III. TERMS

1. Change of Status and Subsequent Termination of Employment. From the date of this Agreement until the election of a new chief executive officer by the Company, Executive shall at the request of the Board of Directors of the Company remain Chairman and Chief Executive Officer of the Company. Upon the election of a new chief executive officer of the Company, Executive shall resign from all positions held by him at the Company as an officer or director and his level of responsibility as an employee at the Company will be significantly reduced. He will remain as an employee until March 31, 1999, or when a new chief executive officer is elected, whichever is later. After terminating his employment on such date Executive shall, until March 31, 2004, provide consulting services to the Company as an independent contractor. The consulting services shall be advice, information, guidance, and assistance as reasonably requested. On March 31, 2004, Executive shall resign as a consultant to the Company.

2. Non-Competition and Other Conduct. Executive acknowledges and agrees that under the terms and the provisions of this Agreement, and in consideration for compliance with the terms, conditions and covenants hereunder, he will receive cash and stock benefits from the Company, and that such benefits are substantial and material and that he is not otherwise entitled to such stock and cash benefits. Executive further acknowledges and agrees that in the course of his employment with the Company he has been entrusted with, and been privy to, sensitive, privileged and confidential Company Information, and as an executive of the Company has participated in the legal affairs, management, strategic planning and development of the business and services of the Company, the analysis of the needs and requirements of the Company's customers, and other similar matters that, if discussed, communicated, or disclosed to third parties or used in competition with the Company, would be highly detrimental to the Company. In addition, Executive has been entrusted with, and has obtained, other Company Information. Accordingly, Executive agrees to the following provisions and covenants:


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       2.1 Non-Competition  and Other Restrictions.  For the period of time that
Executive is receiving salary, compensation or retirement benefits pursuant to Subsection 3 hereof, but not more than 20 years, Executive will not (without the Company's express written waiver), directly or indirectly, engage in the following conduct:

              a. Participate in any activity as or for a competitor of the Company, which is the same or similar to the activities in which Executive was involved in at the Company whether as an employee or a consultant;

              b. Hire, attempt to hire or to assist any other person or entity in hiring or attempting to hire an employee of the Company, or any person who was a Company employee within the six-month period prior to the hire, attempted hire or assistance in hiring or attempting to hire (This Subsection 2.1b shall not prohibit Executive from retaining the services of a former administrative assistant at the Company, to perform administrative duties for him personally);

              c. Solicit, in competition with the Company, the business of any Company customer or any entity whose business the Company was actively soliciting during the prior six month period;

              d. Consult with or accept employment with any existing or prospective customer, contractor or venture partner of the Company with respect to any matters or transactions in which the Company has an economic or financial interest (for purposes of this Subsection 2.1d., prospective customer, contractor or venture partner means any person or entity to or with which the Company is proposing or negotiating any business relationship);

              e. Participate voluntarily with any person or entity that is involved in a potential or existing business or legal dispute with the Company, including but not limited to litigation, except as may be required by law or if mandated by subpoena or a court to do so.

       2.2 Other Conduct. Executive will not discuss, disclose, communicate, or use for any purpose with any one not an employee, agent or attorney of the Company, any Company Information, except as may be required by law or if mandated by subpoena or a court to do so. (By way of example and not by way of limitation, absent written approval from the Company, Executive shall not publish any books or articles related to his employment at the Company and shall not grant interviews and/or make public appearances regarding his employment at the Company). Executive also agrees that absent written approval by the Company, he shall make no public statements nor publish in any form any information related to his separation and/or pending separation from the Company. Executive further agrees he will not commit any act or make any statement that is, or could reasonably be interpreted as, detrimental to the business, reputation, or good will of the Company, including disparaging or embarrassing the Company or its officers, directors, agents,

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attorneys and other  personnel,  or discussing the internal or private  business affairs of the Company with any third parties. However, this Subsection 2.2 shall not prohibit Executive from communicating to third parties general information about his duties and responsibilities while employed by the Company, general information about the Company that is readily available to the general public, the positions he held while employed by the Company and the time period he was employed by the Company. Nothing in this Agreement shall preclude Executive from providing information if required by law or if mandated by subpoena or a court to do so.

       2.3 Remedies.  If the scope of any provision contained in Subsection 2 of
Section III of this Agreement is too broad to permit enforcement of such provision to its full extent, then such provision shall be reformed and/or modified to exclude the unenforceable language, and enforced as reformed or modified to the maximum extent permitted by law, in any proceedings brought to enforce such provision. Subject to the provisions of the foregoing sentence, whenever possible, each provision of Subsection 2 of Section III of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall be deemed not to be a part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement. Executive understands and agrees that the Company would be irreparably damaged in the event that the provisions of Subsection 2 of Section III of this Agreement are violated, and agrees that the Company shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to an injunction or injunctions to redress breaches of this Agreement and to specifically enforce the terms and provisions hereof.

3. Compensation, Benefits and Other Consideration to be Received by Executive. Following the Effective Date of this Agreement, the Company shall provide and Executive shall be entitled to the following compensation, benefits and other consideration pursuant to the terms, conditions and covenants in this Agreement:

              a. A salary of $850,000 per annum, to be paid semi-monthly and to be continued through December 31, 1998.

              b. Cash payments of $1,700,000 per annum, beginning January 1, 1999, to be paid semi-monthly and to be continued through March 31, 2004.

              c. Payment of the residual bonus under the Executive Bonus Program in January 1999, in the total amount of $250,000.


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              d.  The shares of the Company  common  stock  awarded to Executive under the  provisions  of the  Company  Stock  Incentive  Plan
                  (SIP), (741,000 shares in the aggregate), shall vest, without any restrictions or conditions under the SIP or otherwise, as follows:

                     ---------------------------- -------------------------

                     Date of Vesting                  Number of shares

                     ---------------------------- -------------------------

                     January 1, 1999                      306,000
                     ---------------------------- -------------------------

                     January 1, 1999                        72,500
                     ---------------------------- -------------------------

                     January 1, 2000                        72,500
                     ---------------------------- -------------------------

                     January 1, 2001                        72,500
                     ---------------------------- -------------------------

                     January 1, 2002                        72,500
                     ---------------------------- -------------------------

                     January 1, 2003                        72,500
                     ---------------------------- -------------------------

                     March 31, 2004                         72,500
                     ---------------------------- -------------------------


                  If Executive dies before March 31, 2004, all unvested common stock shall vest upon his death.

                  Restrictions on sale of shares after vesting under the SIP or otherwise, including the restrictions on 25,500 shares already vested under the SIP, shall be void and of no further effect, allowing Executive to sell all the shares at any time after vesting without any contractual restrictions with the Company.

              e. The Nonqualified Stock Option Agreement dated as of December 17, 1996, providing Executive with the right to acquire 950,000 shares of Common Stock of the Company at a price of $45.06 per share, is hereby amended to provide that (i) the option shall be fully vested and exercisable as to all or a portion of the shares immediately upon execution of this Agreement and shall be exercisable until 5:00 P.M. Plano, Texas time on March 31, 2004 and (ii) Executive's death or termination of employment with the Company, whether voluntary or involuntary, shall not terminate the option.


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              f.  The Company  shall pay  annually to  Executive as a retirement benefit $1,000,000 beginning on Executive's sixtieth birthday, in equal monthly amounts, until his death, and upon his death the Company shall pay to Executive's wife $500,000 annually,
                  in  equal   monthly   installments,   until  her  death   (the
                  "Retirement Benefit"). Within 30 days after executing this Agreement the Company shall deposit in the trust created under its Supplemental Executive Retirement Plan (the "Plan"), or a comparable trust, for the benefit of Executive such amount of cash as will be required to fund the Retirement Benefit under the actuarial assumptions utilized by the Plan.

              g. Executive and Executive's family shall receive through March March 31, 2004, all benefits under welfare benefit plans, practices, policies and programs provided by the Company except disability benefits but including, without limitation, medical, prescription, dental, vision, group life and supple-mental group life, accidental death and travel accident insur-ance plans and programs, to the extent applicable generally to other executives of the Company and its affiliated companies, but in no event shall plans, practices, policies and programs provide Executive with benefits that are less favorable, in the aggregate, than the most favorable such plans, practices, policies and programs of the Company. If Executive is not eli-gible at any time during this period to receive benefits under the Company's plans, policies and programs, the Company shall pay to Executive annually an amount equal to his costs in se-curing equivalent benefits from other providers through March 31, 2004.

              h. The services of one secretary/administrative assistant and financial and tax planning services through March 31, 2004.

The foregoing compensation, benefits and other consideration to be received by Executive under this Agreement and the additional possible payments provided for in Sections 4, 6 and 13 constitute his sole and exclusive rights to any payments or benefits from the Company, and Executive shall receive no consideration or benefits other than those expressly granted herein except for benefits to which he is entitled under any Company plan qualified under Section 401(a) of the Internal Revenue Code, including the Retirement Plan and the Deferred Compensation Plan of the Company.

4.     Change in Control and Additional Payments.

               a. In the event the Company experiences a change in control (as defined in Appendix "A") at anytime prior to August 1, 2008, sixty (60) days thereafter, Executive shall be provided with immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to each and every common stock award under the SIP referred to in Subsection 3 of Section III of this Agreement.

               b. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Subsection 4 of Section III of this Agreement) (a "Payment") would be subject to the excise tax imposed by
                    Section 4999 of the Code or any



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                    interest or  penalties are  incurred by  the Executive  with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Execu-tive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without lim-itation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               c. Subject to the provisions of Subsection 4d of Section III of this Agreement, all determinations required to be made under this Subsection 4 of Section III of this Agreement, including whether and when Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the "Accounting Opinion") that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. In the event that KPMG Peat Marwick LLP has served, at any time during the two years immediately preceding a Change in Control (as defined in Appendix "A"), as accountant or auditor for the individual, entity or group that is involved in effecting or has any material interest in the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Subsection 4 of Section III of this Agreement (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Subsection 4 of Section III of this Agreement, shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-up Payment, as determined pursuant to this Subsection 4 of Section III of this Agreement, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Subsection 4 of Section III of this Agreement, any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required

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                    to be made  hereunder.  In the event  that it is  ultimately determined in accordance with the procedures set forth in Subsection 4d of Section III of this Agreement that the Exe-cutive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Under-payment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               d. The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Subsection 4 of
                    Section III of this Agreement except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim;

                    (ii) take such action in  connection  with  contesting  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                   (iii) cooperate  with  the  Company  in good  faith  in order effectively to contest such claim; and

                    (iv) if the  Company  elects not to assume and  control  the
                         defense  of  such   claim,   permit   the   Company  to
                         participate in any proceedings relating to such claim;

                  provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and

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                  expenses.  Without  limitation on the foregoing  provisions of this Subsection 4d of Section III of this Agreement, the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and
                  all   administrative   appeals,   proceedings,   hearings  and
                  conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               e. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Subsection 4d of Section III of this Agreement, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Subsection 4d of Section III of this Agreement) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Subsection 4d of
                    Section III of this Agreement, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

5. Confidentiality. This Agreement and its provisions shall be kept strictly confidential. This Agreement and its provisions shall not be disclosed by the Company to anyone other than its Board of Directors, its legal counsel and its accountants, without prior written approval by Executive or as otherwise required by law. Executive may disclose such information to his spouse, to individuals

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retained by him to provide  advice/guidance  on personal  financial and/or legal matters, to individuals retained by him to provide administrative assistance, or as may be required by a financial institution for business reasons. The Company, absent written approval by Executive, shall make no public statements nor publish in any form any information related to his separation and/or pending separation from the Company. The Company further agrees it will not commit any act or make any statement that is, or could reasonably be interpreted as, detrimental to the reputation or good will of Executive, including disparaging or embarrassing Executive.

6. Indemnification of Executive. In accordance with the laws of the State of Delaware, and in compliance with and pursuant to the express terms of Paragraph
6.1 of Article VI of the Amended and Restated Bylaws of the Company, the Company agrees to indemnify Executive and to advance expenses incurred by him.

7. Effect of Executive's Death. In the event of Executive's death, his estate shall receive, if not already delivered, the compensation, benefits, stock and other consideration set forth in Subsection 3 of Section III of this Agreement at the same times and in the same amounts as if Executive were alive, except (i) as provided in Subsection 3d of Section III of this Agreement, any unvested shares under the SIP shall vest upon Executive's death, (ii) the Retirement Benefit payable to Executive's wife shall be paid beginning on the Executive's sixtieth birthday or Executive's death, whichever is later, and (iii) the amounts payable under Subsection 3b of Section III of this Agreement shall terminate upon the death of Executive's wife.

8. Complete Release. It is understood and agreed by the parties that except as specifically set forth in this Agreement, the Company shall not be required to pay any amount or provide any benefit to Executive. As of the Effective Date of this Agreement, Executive hereby releases the Company, and the employees, agents, attorneys, officers and directors of the Company, from all claims or demands Executive may have based on Executive's employment with the Company or the termination of that employment. As of the Effective Date of this Agreement, Executive also releases the Company, and the employees, agents, attorneys, officers and directors of the Company, from all other claims, contracts or causes of action of any nature whatsoever, that he has or may have, whether accrued or contingent, and whether known or unknown. Such release includes, but is not limited to, a release of any rights or claims Executive may have under the Change of Control Employment Agreement dated June 25, 1995; the Age
Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, which prohibits discrimination against disabled persons; or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes a release by Executive of any claims for wrongful discharge or workplace torts.


                                     10 of 13

This release agreement does not include a release of (i) any rights or claims that Executive may have under the Age Discrimination in Employment Act which arise after the date Executive signs this Agreement, or (ii) any rights or claims Executive may have pursuant to the terms of this Agreement.

9. Amendments. The Agreement may not be modified or amended, and there shall be no waiver of its provisions, except by a written instrument executed by Executive and a corporate officer of the Company.

10. Entire Agreement. This Agreement constitutes the entire agreement of the parties, and supersedes and prevails over all other prior agreements, understandings or representations by or between the parties, whether oral or written, including, but not limited to, the Change of Control Employment Agreement (which Executive acknowledges is terminated and of no further force and/or effect), with respect to Executive's employment with the Company and the subject matters herein.

11. Termination. The Company can sue in law or in equity for injunctions, specific performance or damages for any breach of this Agreement but Executive cannot be terminated by the Company under this Agreement nor can any of the Company's obligations under this Agreement, including the compensation, benefits and other consideration provided in Subsection 3 of Section III of this Agreement, be terminated or released unless Executive shall have committed:

       a. intentional embezzlement or theft in connection with his duties or in the course of his employment with the Company; or

       b. intentional wrongful disclosure of confidential information of the Company which is harmful to the Company; or

       c. intentional wrongful engagement in any activity competitive with the Company which is harmful to the Company.

12. Governing Law. Except as otherwise expressly provided herein, this Agreement and its enforceability shall be governed by and construed in accordance with the substantive law of the State of Texas. Any dispute or conflict arising out of or relating to the Agreement must be brought in a court of competent jurisdiction located in Collin County, Texas.

13. Attorney Fees. All reasonable legal fees and costs incurred by the Executive in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be reimbursed immediately by the Company to the Executive as bills for such services are presented by the Executive to the Company. Upon resolution of any dispute or controversy, the Executive shall pay to the Company the amount of such reimbursements only if Executive fails to succeed, in whole or in part, in the prosecution or defense, as the case may be, of such dispute or controversy.


                                     11 of 13

14. Period for Review and Consideration of Agreement. Executive understands he has been given a period of 21 days to review and consider the Agreement before signing it. Executive further understands he may use as much of the 21 day period as he wishes prior to signing.

15. Encouragement to Consult with Attorney. Executive acknowledges he was encouraged to and did consult with an attorney before signing the Agreement.

16. Employee's Right to Revoke Agreement. Executive may revoke the Agreement within seven days of signing it. Revocation can be made by delivering a written notice of revocation to the Company. For the revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh day after Executive signs the Agreement. If Executive revokes the Agreement, it shall not be effective or enforceable and Executive will not receive the benefits described in Subsection 3 of Section III or any other payments or benefits from the Company, except those to which he otherwise is entitled by law.

17. Notices. All notices and other communications hereunder shall be in writing and shall be given by telecopy or facsimile transmission at the telecommunications number set forth below, by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows and shall be effective upon receipt:

       If to the Executive:    Lester M. Alberthal, Jr.
                               [address on file with the Company]

         If to the Company:    Electronic Data Systems Corporation
                               5400 Legacy Drive
                               Suite 8W-50
                               Plano, Texas 75024

                               Attn:   John R. Castle, Jr.   972-605-6803 (Fax)
                               Executive Vice President

            With a copy to:    James R. Raborn               713-229-1522 (Fax)
                               Baker & Botts
                               3000 One Shell Plaza
                               910 Louisiana
                               Houston, Texas 77002

       EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THE AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

       PLEASE READ THE AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                                     12 of 13

       IN WITNESS WHEREOF, the parties have executed this Agreement to be binding and enforceable on the Effective Date.


EXECUTIVE:                              ELECTRONIC DATA SYSTEMS CORPORATION


/s/ Lester M. Alberthal, Jr.            /s/ John R. Castle, Jr.
--------------------------------        ---------------------------------------
Lester M. Alberthal, Jr.                John R. Castle, Jr.
                                        Executive Vice President
Dated:   August 6, 1998
                                        Dated:   August 6, 1998



                                     13 of 13

                                   Appendix A


Change of Control

              (a) As used in this Appendix "A", the terms set forth below shall have the following respective meanings:

              "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on June 18, 1996.

              "Associate" shall mean, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than EDS) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

              "Beneficial Owner" shall mean, with reference to any securities, any Person if:

              (i) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on June 18, 1996) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

              (ii) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's

         Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Exempt Rights; or

              (iii) such Person or any of such Person's Affiliates or Associates
         (A) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (i) of this definition) or disposing of such securities or (B) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of
Section 14(a) of the Exchange Act) in respect of such security.

              The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."

              "Change of Control" shall mean any of the following occurring on or after June 18, 1996:

              (i) Any Person (other than an Exempt Person) shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of EDS then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (i) if such Person shall become a Beneficial Owner of 15% or more of the shares of Common Stock or 15% or more of the combined voting power of the Voting Stock of EDS solely as a result of (x) an Exempt Transaction or (y) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (x), (y) and (z) of subsection (iii) of this definition are satisfied;

              (ii) Individuals who, as of June 18, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 18, 1996 whose election, or nomination for election by EDS' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act;

              (iii)  Approval by the  shareholders  of EDS of a  reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (y) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 15% or more of the Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of EDS then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (z) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

              (iv) Approval by the shareholders of EDS of (x) a complete liquidation or dissolution of EDS, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of EDS to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses
         (y)(A), (B) and (C) of this subsection (iv) are satisfied, or (y) the sale or other disposition of all or substantially all of the assets of EDS, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of EDS then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of EDS.

              "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Exempt Person" shall mean any of the following:

              (i) EDS, any subsidiary of EDS, any employee benefit plan of EDS or any subsidiary of EDS, and any Person organized, appointed or established by EDS for or pursuant to the terms of any such plan; or

              (ii) the General Motors Hourly-Rate Employees Pension Plan for its Hourly Employees, or any trustee of or fiduciary with respect to such plan (when acting in such capacity) (the "Hourly Plan"), unless and until, at any time when the Hourly Plan, together with all Affiliates thereof, is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of EDS then outstanding, (A) the Hourly Plan shall purchase or otherwise become the Beneficial Owner of any additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or shares of Voting Stock of EDS representing 1% or more of the combined voting power of the then outstanding shares of Voting Stock or (B) any other Person or Persons who is or are the Beneficial Owner of any shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or shares of Voting Stock of EDS representing 1% or more of the combined voting power of the then outstanding shares of Voting Stock of EDS shall become an Affiliate of such Person.

              "Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Securities of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Securities (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Securities) except upon the occurrence of a contingency, whether such rights exist as of the Agreement Effective Date or are thereafter issued by EDS as a dividend on shares of Common Stock or other Voting Securities or otherwise; provided, however, that from and after the date (the "Separation Date") as of which such rights become separable from the underlying shares of Common Stock or other Voting Securities, such rights shall only constitute "Exempt Rights" pursuant to this definition to the extent that they are beneficially owned by a Person that acquired such rights prior to the Separation Date.

              "Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of EDS beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by

EDS, unless and until such time as (A) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock or (B) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

              "Person" shall mean any individual, firm, corporation, partner-ship, association, trust, unincorporated organization or other entity.

              "Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).